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                                STATE OF FLORIDA

                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of MAGICWORKS CONCERTS, INC., a corporation organized under the laws of the State of Florida, filed on June 10, 1998, as shown by the records of this office.

The document number of this corporation is P97000024985.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twelfth day of October, 1998

 /s/ S.B.M.
Sandra B. Mortham
Secretary of State

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                            ARTICLES OF INCORPORATION
                                       OF
                         MAGIC CONCERTS PROMOTIONS INC.


                                    ARTICLE I


         The name of the corporation is MAGIC CONCERTS PROMOTIONS, INC. (the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is: 199 E. Garfield Road, Aurora, Ohio 44202.

                                   ARTICLE III

         The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

         Number of Shares Authorized: 1,000;Par Value Per Share $0.01; Class of
Stock: Common

                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:


         (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

         (2) If the holders of not less than 50 percent of the shares entitled to vote on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                    ARTICLE V

         The street address of the Corporation's initial registered office is 1201 Hays Street City of Tallahassee, County of Leon, State of Florida 32301, and the name of its initial registered agent at such of the is Corporation Service Company.


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                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws. The number of directors constituting the initial Board of Directors is one, and the name and address of the member of the Initial Board of Directors, who will serve as the Corporation's director until successors are duly elected and qualified is

         Lee Marshall
         199 E. Garfield Road
         Aurora, Ohio 44202

                                   ARTICLE VII

         The name and address of the Incorporator Is Joel D. Maser, 1221 Brickell Avenue, Suite 2100, Miami, Florida 33131.

                                  ARTICLE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers; and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 18 day of March, 1997.

                                                    /s/     Joel D. Maser
                                                   Joel D. Maser - Incorporator

                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of MAGIC CONCERTS PROMOTIONS, INC., hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes ss.607.0505.

                                                   CORPORATION SERVICE COMPANY,
                                                   Registered Agent


                                                   By:  /s/ DDS
                                                   Deborah D. Skipper
                                                   its Agent
                                                   Dated: March 19, 1997



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